209

3001

State of Mississippi

Office of Secretary of State
Jackson

STATE OF MISSISSIPPI
COUNTY OF SUNFLOWER
I CERTIFY [illegible] INSTRUMENT
WAS [illegible]
OCT 27 11 38 AM '80
IN BOOK NO. 13 PAGE 209
JACK E. HARPER, JR.
CHANCERY CLERK
BY C. Walker D.C.

Certificate of Incorporation

of

PLANTERS HOLDING COMPANY

The undersigned, as Secretary of State of the State of Mississippi, hereby certifies that duplicate originals of Articles of Incorporation for the above named corporation duly signed and verified pursuant to the provisions of the Mississippi Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this CERTIFICATE OF INCORPORATION, and attaches hereto a duplicate original of the Articles of Incorporation.

Given under my hand and Seal of Office,

this the 2nd day of October,

1980.

Edwin Lloyd Pittman

SECRETARY OF STATE.

SECRETARY OF STATE · OFFICIAL · STATE OF MISSISSIPPI

C-9

210

ARTICLES OF INCORPORATION

OF

PLANTERS HOLDING COMPANY

FILED
OCT - 2 1980
Edwin Lloyd Pittman
SECRETARY OF STATE

We, the undersigned natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is Planters Holding Company.

SECOND: The period of its duration is ninety-nine (99) years.

THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are:

> To function as a bank holding company by owning capital stock of one or more banks and to engage in any other business closely related to or associated with banking,
>
> ., either directly or through ownership of the capital stock of another or other corporations, as, from time to time, may be permitted to be done by federal and state regulatory agencies having supervision over bank holding companies.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is One Hundred Thousand (100,000) of the par value of Ten Dollars ($10.00) each.

The preferences, limitations and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between series of any preferred or special class in series are as follows: None.

This page conforms with the duplicate original filed with Secretary of State.

Edwin Lloyd Pittman

Secretary of State
State of Mississippi

FIFTH: The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000) has been received for the issuance of shares.

SIXTH: Provisions granting to shareholders the preemptive right to acquire additional or treasury shares of the corporation are: None.

SEVENTH: The post office address of its initial registered office is 212 Catchings Street, Indianola, Mississippi 38751, and the name of its initial registered agent at such address is Henry Paris.

EIGHTH: The number of directors constituting the initial board of directors of the corporation, which must be not less than three (3), is fourteen (14). The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	STREET AND POST OFFICE ADDRESS
Frank W. Baker	604 Magnolia Indianola, Mississippi 38751
Carl Bauer	1134 Cloverdale Drive Greenville, Mississippi 38701
Ted Borodofsky	324 South Ruby Avenue Ruleville, Mississippi 38771
Rodgers Brashier	Eureka Plantation, Hwy. 82 E. Indianola, Mississippi 38751
F. T. Clark	403 Juniper Lane Ruleville, Mississippi 38771
W. W. Gresham, III	101 East Augusta Indianola, Mississippi 38751
L. L. Ingold	210 Percy Indianola, Mississippi 38751
Charles A. Jordan, Jr.	308 South Drive Greenville, Mississippi 38701
R. L. Maxwell	1200 Montgomery Drive Inverness, Mississippi 38753
Henry Paris	1 Paris Drive Indianola, Mississippi 38751

This page conforms with the duplicate original filed with Secretary of State.

Edwin Lloyd Pittman

Secretary of State
State of Mississippi

W. M. Pitts	202 East Parkway Indianola, Mississippi 38751
Sam Provenza	1718 Dahlia Drive Greenville, Mississippi 38751
W. T. Robertson	Main Street Holly Ridge, Mississippi 38751
W. T. Robertson, Jr.	2 Lewis Circle Indianola, Mississippi 38751

NINTH: The name and post office address of each incorporator is:

NAME	STREET AND POST OFFICE ADDRESS
Henry Paris	1 Paris Drive Indianola, Mississippi 38751
W. T. Robertson	Main Street Holly Ridge, Mississippi 38751
James H. Clayton	Post Office Box 31 Indianola, Mississippi 38751

Dated October 1, 1980.

Henry Paris

Henry Paris

W T Robertson

W. T. Robertson

James H. Clayton

James H. Clayton

Incorporators

STATE OF MISSISSIPPI

COUNTY OF SUNFLOWER

This day personally appeared before me, the undersigned authority, HENRY PARIS, W. T. ROBERTSON and JAMES H. CLAYTON, incorporators of the corporation known as the PLANTERS HOLDING COMPANY, who acknowledged that they signed and

This page conforms with the duplicate original filed with Secretary of State.

Edwin Lloyd Pittman

Secretary of State
State of Mississippi

executed the above and foregoing Articles of Incorporation as their act and deed on this the 1st [JB] day of October, 1980.

Jan Bradshaw
Notary Public

My commission expires:
My Commission Expires April 2, 1983

This page conforms with the duplicate original filed with Secretary of State.

Edwin Lloyd Pittman
Secretary of State
State of Mississippi

Indianola Bank

214

AFFIDAVIT OF PUBLICATION

STATE OF MISSISSIPPI
COUNTY OF SUNFLOWER
CITY OF INDIANOLA:

Personally appeared before me, a Notary Public ....
in and for said County and State Debbie Dean, bookkeeper of
Enterprise-Tocsin, a newspaper published in said City, County and State, who upon being duly sworn, deposes and says:

The notice, of which a true copy is hereunto annexed, was published in said newspaper
1 consecutive weeks, as follows:

23 Day of October, 19 80 Vol. XCV, No. 43
.... Day of ...., 19....... Vol. ...., No. ....
.... Day of ...., 19....... Vol. ...., No. ....
.... Day of ...., 19....... Vol. ...., No. ....
.... Day of ...., 19....... Vol. ...., No. ....
.... Day of ...., 19....... Vol. ...., No. ....
.... Day of ...., 19....... Vol. ...., No. ....

Signed: Debbie Dean

And I further certify that I have examined the several copies of the Enterprise-Tocsin, above referred to, and find that the said notice has been published as stated.

Subscribed and sworn to before, me, this 23 day of Oct 19 80.

Cost: $ 17.14

[signature]

STATE OF MISSISSIPPI
OFFICE OF SECRETARY OF STATE
JACKSON
CERTIFICATE OF INCORPORATION
OF
PLANTERS HOLDING COMPANY

The undersigned, as Secretary of State of the State of Mississippi, hereby certifies that duplicate originals of Articles of Incorporation for the above named corporation duly signed and verified pursuant to the provisions of the Mississippi Busines Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this CERTIFICATE OF INCORPORATION, and ataches hereto a duplicate original of the Articles of Incorporation.

Given under my hand and
Seal of Office, this
the 2nd day of
October, 1980.
s-Edwin Lloyd Pittman
SECRETARY OF STATE

ABSTRACT OF
ARTICLES OF INCORPORATION
OF
PLANTERS HOLDING COMPANY

(1) The name of the corporation is Planters Holding Company.
(2) The names of the incorporators are: Henry Paris, W.T. Robertson, James H. Clayton.
(3) The specific purpose of purposes for which the corporation is organized stated in general terms are:

To function as a bank holding company by owning capital stock of one or more banks and to engage in any other business closely related to or associated with banking, either directly or through ownership of the capital stock of another or other corporations as from time to time may be permitted to be done by federal and state regulatory agencies having supervision over bank holding companies.

(4) The aggregate number of shares which the corporation shall have authority to issue is One Hundred Thousand (100,000) of the par value of Ten Dollars ($10.00) each.

1t 10-23

209

400136

$50.00

3-9-89

235721

ARTICLE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
PLANTERS HOLDING COMPANY

In accordance with the provisions of the Mississippi Business Corporation Act, the undersigned Corporation adopts the following articles of amendment to its charter:

1. The name of the corporation is Planters Holding Company.

2. The text of the amendment adopted is:

NEW ARTICLE TENTH

Planters Holding Company (the "Corporation") shall indemnify each present, future or former Director, Officer and Employee of the Corporation and any person who may serve at its request as a Director, Officer or Employee of another corporation in which it owns shares of capital stock or of which it is a creditor, including the executor, administrator or heirs of such officer, director or employee, who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture or other enterprise against expenses (including legal fees and costs), judgement, fines and amounts paid in settlement actually and reasonably incurred by the officer, director or employee in connection with such action, suit, proceeding or investigation, to the full extent permitted by the Mississippi Business Corporation Act, as amended, from time to time. Such indemnification may, at the discretion of the Board of Directors, include advances for expenses prior to final disposition of such action, suit, proceeding or investigation, subject to the provision of any applicable statute. The right to indemnification conferred in this Section shall be a contract right.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section

shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer or employee of the Corporation or other corporation, partnership, joint venture or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Mississippi Business Corporation Act.

3. The date of adoption of the amendment is February 15, 1989.

4. The foregoing amendment to the Articles of Incorporation of Planters Holding Company was duly approved at the annual meeting of the stockholders conducted on the 15th day of February, 1989. The amendment was approved by the shareholders as follows:

   a. There are 48,234 outstanding shares of holding company stock. There were 43,184 shares represented at the meeting and entitled to vote on the amendment.

   b. Of the 43,184 shares present, 43,164 were voted in favor of the amendment, with 20 shares cast against the amendment.

James H. Clayton, President
Planters Holding Company

2/15/89
Signature Date

Attest: ______________________
Secretary

[illegible]

Attorneys

[illegible], Seventh Floor
[illegible], TN [illegible]
P. O. Box [illegible]
[illegible], TN [illegible]
([illegible]) [illegible]

RECEIVED
MAR -9 1989
SECRETARY OF STATE
JACKSON, MS.

March 6, 1989

Mr. Richard Molpus
Mississippi Secretary of State
401 Mississippi Street
Jackson, MS 39205

Re: Planters Holding Company

Dear Mr. Molpus:

Enclosed please find duplicate articles of amendment and the required $50.00 filing fee to be filed with your office on behalf of the above referenced corporation. These articles are filed pursuant to Section 79-4-10.06 of the Mississippi Business Corporation Act.

Please send the duplicate copy to Mr. James H. Clayton, President of Planters Holding Company. The address is Box 31, Indianola, Mississippi 38751. If you have any questions concerning the enclosed, please let me know.

Sincerely,

Frances J. Larkin

Frances J. Larkin

FJL/jb

cc James H. Clayton
Jeff Gerrish

Enclosures

Borod & Kramer
Memphis, Tennessee
Of Counsel

J. Franklin McCreary
Nashville, Tennessee
Of Counsel

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
PLANTERS HOLDING COMPANY

In accordance with the provisions of the Mississippi Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is Planters Holding Company.

2. The first sentence of Article 4 is deleted in its entirety and in lieu thereof the text of the Amendment adopted is as follows:

   Fourth: The aggregate number of shares which the corporation shall have authority to issue is one million (1,000,000) shares of the par value of ten dollars ($10.00) each.

FILED 03/30/1998 ERIC CLARK Secretary of State State of Mississippi

3. The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4. The Amendment was adopted on February 18, 1998.

5. The foregoing Amendment to the Articles of Incorporation of Planters Holding Company was duly approved at the Annual Meeting of the stockholders held on February 18, 1998. The Amendment was approved by the stockholders as follows:

   a. On the date of adoption, there were 51,124 common shares outstanding. On such date there were 40,833 shares represented at the meeting and entitled to vote on the Amendment.

   b. Of the 51,124 total common shares outstanding, ~~40,832~~ 40,811 shares were voted in favor of the Amendment and 0 shares were voted against the Amendment and ~~1 share~~ 22 shares (1 stockholder) abstained. JHC

   c. The number of shares cast in favor of the Amendment was sufficient for approval of the Amendment.

This page conforms with the duplicate original filed with the Secretary of State. Eric Clark Secretary of State

James H. Clayton, President
Planters Holding Company

Attest:

Secretary

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